Exhibit 10.26

AMENDMENT #1 TO INDEPENDENT CONTRACTOR AGREEMENT

This Amendment #1 (the “Amendment”) is dated April 29, 2026 and is effective as of March 10, 2026 and amends that certain Independent Contractor Agreement (the “Agreement”) dated as of March 10, 2025, by and between Eric S. Carnell (“You” or “you”) and REEcycle Holdings Inc., a Delaware corporation (the “Company”, and collectively with You, the “Parties”). Except as expressly amended below, all terms of the Agreement remain in full force and effect.

A.	Extension of Term. Pursuant to Section 2 of the Agreement, the Parties hereby mutually agree to extend the term for a period of twelve months through March 10, 2027. Any further extension of the Term will be subject to mutual written agreement of the Parties.

B.	No Other Amendments. Except as amended above and on Schedule A, the Agreement remains unchanged and in full force and effect.

If this Amendment accurately sets forth our understanding, kindly execute the enclosed copy of this letter and return it to the undersigned.

Very truly yours, REEcycle Holdings, Inc.

By:	/s/ Justin Froneman
Name:	Justin Froneman
Title:	CEO

ACCEPTED AND AGREED:

By:	/s/ Eric S. Carnell
Name:	Eric S. Carnell